Exhibit 10.8

                                    Amendment
                                       to
                          Employment Security Agreement

         This agreement made February 24, 1999 amends the Employment Security Agreement dated March 31, 1997 (the "Employment Security Agreement"), between Bank West Financial Corporation, a Michigan corporation (the "Corporation"), Bank West, a Michigan savings bank and wholly owned subsidiary of the Corporation (the "Bank") and James A. Koessel, Laurie S. Adams, Kevin A. Twardy (the "Executive"). The Corporation and the Bank are referred to collectively as the "Employers" in this agreement.

         The Employment Security Agreement is amended as follows:

         1. Section 4 of the Employment Security Agreement is amended in its entirety to read as follows:

                      4.       Mitigation of Benefits

                           (a) The  Executive  shall be required to mitigate the
                  amount of any benefits enumerated in Subsection (a) of Section 2, entitled "Benefits Upon Terminiation", of the Employment Security Agreement, by diligently seeking other employment consistent and comparable with the Executive's current position or earnings from self-employment, provided, however, that Executive shall not be required to accept comparable employment located beyond a fifty (50) mile radius of the City of Grand Rapids, Kent County, Michigan. Those benefits shall be reduced by an amount equal to one hundred percent (100%) of the total base salary earned by the Executive from such other employment or earnings from self-employment during the twenty four (24) months following the first business day of the month following the Date of Termination. In no event, however, shall the Executive be required to pay back to the Employers pursuant to this provision any amount in excess of the amount payable under Section 2(a).

                           (b) The Executive's failure to make good faith efforts to diligently and continuously seek other employment, as reasonably determined in the exercise of utmost good faith by the Boards of Directors of the Employers, shall be a breach of this Employment Security Agreement. In such case the Employers shall notify the Executive in writing and provide the Executive with thirty (30) days to take appropriate corrective action. The notice shall state the basis for the breach and what corrective action must be taken. If the Executive fails to do so, the Employers' obligations under this Employment Security Agreement shall terminate upon the first day following the expiration of the thirty (30) day notice.

         3. Section 11 of the Employment Security Agreement is amended in its entirety to read as follows:

                  11.  Term of  Agreement.  Unless  extended as provided in this
         Section 11, this Employment Security Agreement shall terminate on March 30, 2001. Prior to March 31, 2000 and each March 30 after that (the "anniversary date"), the Boards of Directors of the Employers shall consider, review and, if appropriate, explicitly approve a one-year extension of the remaining term of this Employment Security Agreement. The term of this Employment Security Agreement shall continue to extend each year if the Boards of Directors approve the extension. If the Boards of Directors elect not to extend the term, they shall give written notice of the decision to the Executive not less than thirty
         (30) days prior to the anniversary date.

         Except as expressly amended above, all other terms and conditions of the original Employment Security Agreement dated March 30, 1995 shall remain in effect without change.

         Witness:                                Bank West Financial Corporation

         By: /s/ Jason Schnelker                 By  /s/ George A. Jackoboice
             -------------------                     ------------------------
             Jason Schnelker                         George A. Jackoboice
                                                     Its Chairman


         Witness:                                Bank West

         By: /s/ Jason Schnelker                 By  /s/ George A. Jackoboice
             -------------------                     ------------------------
             Jason Schnelker                         George A. Jackoboice
                                                     Its Chairman


                                                 Executive

                                                 /s/ James A. Koessel
                                                 --------------------
                                                 James A. Koessel

                                                 /s/ Laurie S. Adams
                                                 -------------------
                                                 Laurie S. Adams

                                                 /s/ Kevin A. Twardy
                                                 -------------------
                                                 Kevin A. Twardy